Exhibit 4.5.8

ENVIRONMENTAL COMPLIANCE AND INDEMNITY AGREEMENT

This Environmental Compliance and Indemnity Agreement (“this Agreement”) is made as of October 29, 2002 and is given pursuant to that certain Indenture of even date herewith (the “Indenture”) by and among The Doe Run Resources Corporation, a New York corporation (the “Borrower”), The Buick Resource Recycling Facility, LLC, a Delaware limited liability company (“Buick”; Buick and Borrower are each sometimes referred to herein individually as an “Indemnitor” and collectively as “Indemnitors”) and State Street Bank and Trust Company, as Trustee, as Collateral Agent (the “Agent”).

As used herein:

A.         The term “Buick Property” shall mean the Buick Resources Recycling Facility and the former Cominco Mill (as more particularly described in Exhibit A attached hereto), including all buildings and other improvements from time to time located thereon.

B.         The term “Buick Permits” means those permits and permit applications described on Schedule I, attached hereto.

C.         The term “Buick RCRA Permit” shall mean that certain hazardous waste management facility permit effective September 27, 1989, along with the pending renewal application, as issued, revised or renewed pursuant to applicable state and federal regulations authorizing Buick to perform certain treatment, storage, disposal and corrective measures.

D.         The term “Deed of Trust” shall mean the Deed of Trust, Security Agreement, Fixture Filing and Assignment of Leases and Rents of even date herewith; executed by Buick in favor of Lisa M. Haines, Trustee and Agent, as Beneficiary.

E.          The term “Environmental Enforcement Action” shall mean all actions, orders, requirements or liens instituted, threatened in writing, required, imposed or placed by any government authority and all written demands or claims made or threatened by any other Person against or with respect to all or any portion of the Buick Property or any present or past owner or occupant thereof of which Buick or Doe Run is notified, arising out of or in connection with the alleged violation of any of the Environmental Laws, any environmental condition, or the assessment, monitoring, clean-up, containment, remediation or removal of, or damages caused or alleged to be caused by, any Hazardous Materials (i) located on or under all or any portion of the Property, (ii) emanating from any portion of the Property or (iii) generated, stored, transported, utilized, disposed, managed or released by an Indemnitor on or from any portion of the Property.  Notwithstanding the foregoing, such term shall not include any written or oral communications in connection with any permit or permit application not involving an alleged violation of such permit or Environmental Laws.

F.          The term “Environmental Laws” shall mean all applicable federal, state and local laws, rules, regulations, ordinances, consent decrees, permits (including the Buick RCRA permit) and permit applications currently pending and other enforceable requirements relating to:  (a) releases or threatened releases of Hazardous Materials, (b) pollution or protection of public health or the environment or (c) the manufacture, handling, transport, use, treatment, storage, or disposal of Hazardous Materials; but taking into account any applicable exception for high volume low toxicity wastes.

G.         The term “Environmental Report” shall mean the written product of an Environmental Assessment described in Section 4.3.

H.         The terms “generated”, “stored”, “transported”, “utilized”, “disposed”, “managed”, “released” and “threat of releases”, and all conjugates thereof, shall have the meanings and definitions and exceptions as set forth in the Environmental Laws.

I.          The term “Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

J.          The term “Hazardous Materials” shall mean any pollutant, contaminant, petroleum or any fraction thereof, hazardous, toxic or dangerous waste, substance or material defined as such under any Environmental Laws, taking into account any applicable exceptions.

K.         The term “Indemnified Party” shall mean:   (i) each Lender, the Agent and each of the Holders’ and the Agent’s directors, officers, employees, agents, attorneys, consultants and Affiliates; and (ii) any subsequent owner of all or any portion of the Property following the exercise by Agent of its rights under any of the Collateral Documents including, but not limited to, a foreclosure sale or acceptance of a deed in lieu thereof.

L.          The term “knowledge” means the actual knowledge without due inquiry of the senior officers of the Indemnitors, which senior officers include any Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, General Manager or any Vice President, or persons serving in such capacities from time to time.

M.        The term “Mortgaged Property” shall have the meaning ascribed to such term in the Deed of Trust.

N.         The term “Property” shall mean all of the real property owned by Buick from time to time and including the Mortgaged Property.

O.         The term “Surrounding Property” shall mean any real property (other than mineral rights) located within one-half mile of the perimeter of any portion of the Property.

P.          All capitalized terms used in this Agreement which are not otherwise specifically defined herein shall have the respective meanings ascribed to such terms in the Indenture.

FOR VALUE RECEIVED, and in order to induce Holders to purchase the Securities, Indemnitors hereby jointly and severally represent, warrant and unconditionally agree as follows:

1.        Warranties and Representations.  Indemnitors jointly and severally represent and warrant to Agent and the Holders, the same to be true as of the date hereof and throughout the period that the Indenture shall remain in force and effect, that except as specifically disclosed in Schedule II attached hereto:

1.1.          No Hazardous Materials at Property.  To Indemnitors’ knowledge, and except as used in the ordinary course of Indemnitors business in material compliance with all applicable Environmental Laws, no Hazardous Materials have been or are currently generated or stored, transported, utilized, disposed of, released, including, without limitation, from any septic, sewage or other waste disposal systems servicing any portion of the Property, or located on, under or from any portion of the Buick Property, or in any manner introduced onto any portion of the Property;

1.2.          No Violations Claimed re Property or Indenmitors.  Except for any written notices with respect to which appropriate corrective actions have been taken, Indemnitors have not received any written notice from any Governmental Authority claiming (i) that any of the Buick Property or any use thereof violates, in any material respect, any of the applicable Environmental Laws or (ii) that Indemnitors or any of Indemnitors’ employees, invitees, lessees, licensees or agents have violated, in any material respect, any of the applicable Environmental Laws with respect to any portion of the Buick Property or any Surrounding Property;

1.3.          No Liability to Governmental Authorities.  With respect to the Buick Property, Indemnitors have not incurred any liability to any Governmental Authority under any of the applicable Environmental Laws, except as set forth in the relevant Buick Permits;

1.4.          No Lien on Property.  No lien against any portion of the Buick Property has arisen under or related to any of the Environmental Laws, except as shown in the Buick Permits;

1.5.          No Enforcement Actions.  There are no Environmental Enforcement Actions pending with respect to any portion of the Buick Property, or to the best of Indemnitors’ knowledge, threatened;

1.6.          No Knowledge of Violations re Surrounding Property.  With respect to the Buick Property, and except as shown in the Buick Permits, Indemnitors have no knowledge of any action or order instituted or threatened by any Person or Governmental Authority rising out of or in connection with the Environmental Laws involving the assessment, monitoring, clean-up, containment, remediation or removal of or damages caused or alleged to be caused by any Hazardous Materials emanating or migrating, or threatening to emanate or migrate, from the Property to the Surrounding Property.

2.        Compliance with Environmental Laws.

2.1.          Compliance.  As long as any Obligation with respect to the Indenture remains outstanding, Indemnitors will comply in all material respects with all applicable Environmental Laws applicable to any portion of the Property, and Indemnitors will take all remedial action necessary to avoid any liability of Indemnitors, Agent, Holders or any subsequent owner of all or any portion of the Property and to avoid the imposition of, or to discharge, any liens on all or any portion of the Property, as a result of any failure to comply with any applicable Environmental Laws applicable to all or any portion of the Property.

2.2.          Prohibitions.  Without limitation of the generality of the foregoing, Indemnitors agree that they shall not:

(a)                                  except in material compliance with all applicable Environmental Laws (including as permitted by the Buick Permits), release or permit any release or threat of release of any Hazardous Materials on any portion of the Property;

(b)                                 except in material compliance with all applicable Environmental Laws (including as permitted by the Buick Permits), generate or permit any Hazardous Materials to be generated on any portion of the Property;

(c)                                  except in material compliance with all applicable Environmental Laws (including as permitted by the Buick Permits), store or utilize or permit any Hazardous Materials to be stored or utilized on any portion of the Property;

(d)                                 except in material compliance with all applicable Environmental Laws (including as permitted by the Buick Permits), dispose of or permit any Hazardous Materials to be disposed of on any portion of the Property;

(e)                                  fail to operate, maintain, repair or use all or any portion of the Property in material compliance with applicable Environmental Laws (including as permitted by the Buick Permits); or

(f)                                    allow, permit or suffer any other Person to operate, maintain, repair or use all or any portion of the Property except in material compliance with all applicable Environmental Laws (including as permitted by the Buick Permits).

3.        Notice of Conditions.  As promptly as reasonably possible, but in no event later than ten (10) Business Days after Indemnitors obtain knowledge thereof, Indemnitors will provide to the Agent written notice of any of the following conditions:  (i) the presence, release or threat of release of any Hazardous Materials on, under or from any portion of the Mortgaged Property, whether or not caused by Indemnitors that may constitute a material violation of any of the applicable Environmental Laws; (ii) any Environmental Enforcement Action instituted or threatened with respect to the Mortgaged Property; or (iii) any condition or occurrence on all or any portion of the Mortgaged Property that may constitute a material violation of any of the applicable Environmental Laws.

4.        Indemnitors’ Agreement to take Remedial Actions.

4.1.          Remedial Actions.  Upon an Indemnitor becoming aware of the violation of any applicable Environmental Laws related to all or any portion of the Property or the presence or any release or any threat of release of any Hazardous Materials on, under or from all or any portion of the Property in violation of any applicable Environmental Laws, Indemnitors shall, subject to the rights to contest set forth in Section 7 below, promptly take all actions reasonably necessary to cure or eliminate any such violation of any such applicable Environmental Laws and, where applicable, to arrange for such assessment, monitoring, clean-up, containment, removal, remediation or restoration of each portion of the Property and (if applicable and only to the extent that Indemnitors have the legal obligation to do so) the Surrounding Property as are required pursuant to any applicable Environmental Laws.

4.2.          Security for Costs.  If the potential costs associated with the actions required in Section 4.1, the release of any unpermitted lien against all or any portion of the Property and/or the release or other satisfaction of the liability, if any, of Indemnitors with respect to all or any portion of the Property arising under or related to any of the applicable Environmental Laws or any Environmental Enforcement Action are determined by Agent, in good faith, to exceed $1,000,000.00, Agent shall have the right (in addition to any other right or remedy) to require Indemnitors to provide, and Indemnitors shall provide within thirty (30) days after written request therefor, a bond, letter of credit or other similar financial assurance, in form, amount and substance reasonably satisfactory to Agent, in its good faith judgment based on the reasonably estimated costs for such matter, evidencing to Agent’s reasonable satisfaction that the necessary financial resources will be unconditionally available to pay for all of the foregoing.

4.3.          Environmental Assessments.  Without limitation of the provisions of Section 5 below, Agent shall have the right to require Indemnitors, at Indemnitors’ own cost and expense, to obtain a professional environmental assessment of each portion of the Mortgaged Property in accordance with Agent’s then standard environmental assessment requirements and sufficient in scope to comply with the requirements of Section 5.1 upon the occurrence of an Event of Default.

5.        Agent’s Rights to Inspect the Property and Take Remedial Actions.

5.1.          Assessments.  In addition to, and not in limitation of any of its other rights and remedies under this Agreement, as long as any Obligation with respect to the Indenture remains outstanding, so long as any Event of Default has occurred and is continuing, Agent shall have the right, but not the obligation, through such representatives or independent contractors as it may designate, to enter upon the Mortgaged Property or any of same and to expend funds (provided, however, Agent shall use reasonable efforts to minimize (a) any disruption to Indemnitors’ business operations at the Mortgaged Property, and (b) all costs associated with each such assessment) to cause one or more environmental assessments of all or any portion of the Mortgaged Property to be undertaken, if Agent in its reasonable and good faith discretion at any reasonable time and upon reasonable notice to Indemnitors, and from time to time at reasonable intervals and upon reasonable notice to Indemnitors, determines that Hazardous Materials may exist at the Mortgaged Property in amounts or under circumstances that could give rise to a material liability under applicable Environmental Laws, which determination may be based on regulatory requirements and/or internal guidelines now or hereafter affecting Agent or any Lender.  Such environmental assessments may include, without limitation, (i) detailed visual inspections of any or all of the Mortgaged Property, including, without limitation, all storage areas, storage tanks, drains, drywells and leaching areas; (ii) the taking of soil samples and surface and subsurface water samples; (iii) the performance of soils and ground water analyses; and (iv) the performance of such other investigations or analyses as are necessary or appropriate and consistent with sound professional environmental engineering practice in order for Agent to obtain a complete assessment of the compliance of any or all of the Mortgaged Property and the use thereof with all Environmental Laws and to make a determination as to whether or not there is any risk of contamination (x) to any of the Mortgaged Property resulting from Hazardous Materials originating on, under or from any Surrounding Property or (y) with respect to the Mortgaged Property to any Surrounding Property resulting from Hazardous Materials originating on, under or from any portion of the Mortgaged Property.

5.2.          Other Rights of Agent.  In addition to, and not in limitation of any of its other rights and remedies under this Agreement or any of the other Collateral Documents, the Securities or the Indenture, upon the occurrence of any Event of Default, Agent shall have the right, but not the obligation, through such representatives or independent contractors as it may designate, to enter upon any or all of the Mortgaged Property and to expend funds (provided, however, Agent shall use reasonable efforts to minimize (a) any disruption to Indemnitors’ business operations at the Mortgaged Property, and (b) all costs associated with each such assessment) to:

5.2.1. Cure.  Cure any breach of the representations, warranties, covenants and conditions made by or imposed upon Indemnitors under this Agreement, including, without limitation, any violation by Indemnitors or by any of the Mortgaged Property of any of the Environmental Laws applicable to any of the Mortgaged Property;

5.2.2. Prevention and Precaution.  Take all actions as are reasonably necessary to (i) prevent the migration of Hazardous Materials on, under or from any of the Mortgaged Property to any other property; (ii) clean up, contain, remediate or remove any Hazardous Materials on, under or from any other property, which Hazardous Materials originated on, under or from any of the Mortgaged Property; or (iii) (to the extent there is a legal right so to do) prevent the migration of any Hazardous Materials on, under or from any other property to any of the Mortgaged Property;

5.2.3. Environmental Enforcement Actions.  Comply with, settle or otherwise satisfy any Environmental Enforcement Action, including, but not limited to, the payment of any fines or penalties imposed by any governmental authority and the payment of all amounts required to remove any lien or threat of lien on or affecting any of the Mortgaged Property; and

5.2.4. General.  Comply with or otherwise satisfy any Environmental Law and correct or abate any environmental condition on, or which threatens, any of the Mortgaged Property and which could cause damage or injury to any of the Mortgaged Property or, with respect to the Mortgaged Property, to the Surrounding Property or to any Person.

5.3.          Recovery of Costs.  Any amounts paid or advanced by Agent and all costs and expenditures incurred in connection with any action taken pursuant to the terms of this Agreement, including but not limited to environmental consultants, and experts’ fees and expenses, reasonable attorneys’ fees and expenses, court costs and all costs of assessment, monitoring, clean-up, containment, remediation, removal and restoration, with interest thereon at the default rate provided for in the Securities, shall be a joint and several demand obligation of Indemnitors to Agent, shall be added to the obligations secured by the Securities and shall be secured by the lien of the Deed of Trust as fully and as effectively and with the same priority as every other obligation secured thereby.

5.4.          Agent and Holders Not Responsible.  The exercise by Agent and/or Holders of any one or more of the rights and remedies set forth in this Section 5 shall not operate or be deemed (a) to place upon Agent any responsibility for the operation, control, care, service, management, maintenance or repair of any of the Property or (b) to make Agent the “owner” or “operator” of any of the Property or a “responsible party” within the meaning of any of the Environmental Laws.

5.5.          Agent’s Subrogation.  Furthermore, Agent by making any such payment or incurring any such costs shall be subrogated to all rights of Indemnitors or any other occupant of any of the Property to seek reimbursement from any other Person including, without limitation, any predecessor owner or occupant of any of the Property who may be a “responsible party” under any of the Environmental Laws in connection with the presence of Hazardous Materials on or under or which emanated from any of the Property.

5.6.          Agent May Stop.  Without limiting the generality of the other provisions of this Agreement, any partial exercise by Agent of any one or more of the rights and remedies set forth in this Section 5 including, without limitation, any partial undertaking on the part of Agent to cure any failure of Indemnitors or of any of the Mortgaged Property, or of any other occupant, prior occupant or prior owner thereof, to comply with any of the Environmental Laws shall not obligate Agent to complete such actions taken or require Agent to expend further sums to cure such non-compliance.

6.        Indemnification by Indemnitors.  Indemnitors hereby agree that at all times, both before and after the repayment and discharge of the Obligations with respect to the Indenture, Indemnitors shall at their sole cost and expense, severally for the period prior to the transfer of the Buick Property to Borrower, and following such transfer, jointly and severally (and subject to their right of contribution against any of their predecessors or former owners or operators of the Buick Property or the Surrounding Property), indemnify, defend, exonerate, protect and save harmless each Indemnified Party against and from any and all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements and expenses of any kind or nature whatsoever, including, without limitation, reasonable attorneys’ and experts’ fees and disbursements, which may at any time be imposed upon, incurred by or asserted or awarded against any Indemnified Party arising from or out of:

6.1.          Hazardous Materials.  Any Hazardous Materials on, in, under or affecting all or any portion of the Property or emanating or migrating, or threatening to emanate or migrate, from the Property to the Surrounding Property on or before the date hereof, or which may hereafter affect all or any portion of the Property or any Surrounding Property, whenever discovered and whether or not disclosed in the Environmental Reports and whether or not now known to Indemnitors and/or Agent;

6.2.          Environmental Laws.  The violation of any applicable Environmental Law by an Indemnitor or with respect to any of the Property or any Surrounding Property (but, as to Surrounding Property, only to the extent that any Hazardous Materials on such Surrounding Property have migrated to any of the Property or constitute a threat of release at any of the Property) existing on or before the date hereof or which may so exist in the future, whenever discovered and whether or not disclosed in the Environmental Reports;

6.3.          Breach of Warranty, Representation or Covenant.  Any breach of warranty or representation or covenant made by an Indemnitor under or pursuant to this Agreement; and/or

6.4.          General.  The enforcement of this Agreement, whether any of such matters arise before or after foreclosure of the Deed of Trust or other taking of title to or possession of all or any portion of the Mortgaged Property by Agent or by any other Indemnified Party, and specifically including therein, without limitation, the following:  (i) reasonable costs incurred for any of the matters set forth in Section 5 of this Agreement; and (ii) reasonable costs and expenses incurred in ascertaining the existence or extent of any asserted violation of any applicable Environmental Laws relating to any of the Mortgaged Property and any remedial action reasonably taken on account thereof including, without limitation, the reasonable costs, fees and expenses of engineers, geologists, chemists, other scientists, attorneys, surveyors, and other professionals, or testing and analyses performed in connection therewith.

Notwithstanding the foregoing, the indemnity contained in this Section 6 expressly excludes any loss, liability, damage or expense resulting from a release of Hazardous Materials if both of the following criteria are met:  (i) the circumstances giving rise to such loss, liability, damage or expense occur only after foreclosure of the Deed of Trust or acceptance by Agent of a deed in lieu of foreclosure of the Deed of Trust or following and during the continuance of entry by Agent as a mortgagee-in-possession with respect to the Mortgaged Property and (ii) the circumstances giving rise to such loss, liability damage or expense do not result in any manner from actions taken or circumstances existing on any of the Mortgaged Property prior to such foreclosure, acceptance of a deed in lieu or entry, other than any such action taken by Agent, its agents or employees which constitutes negligence or willful misconduct.

7.        No Waiver.  In addition, nothing herein shall be deemed to be a waiver of any right of contribution or offset with respect to any prior owner or operator of the Buick Property or the Surrounding Property that either or both of the Indemnitors may now or hereafter be able to assert.  In addition, any liability or property insurance proceeds from any insurance policy (or expired insurance policy) of the Indemnitors, or their predecessors in interest, or a third party, that may now or hereafter be available to the Indemnitors may be used by such Indemnitors to comply with their obligations hereunder.

8.        Right to Contest.  Indemnitors may contest in good faith any claim, demand, levy or assessment under any Environmental Laws, including, but not limited to, any claim with respect to Hazardous Materials, by any Person, but only if and for so long as:

8.1.          Material Question in Good Faith.  The contest is based upon a material question of law or fact raised by Indemnitors in good faith; and

8.2.          Diligent Pursuit.  Indemnitors properly commence and thereafter diligently pursues the contest to completion; and

8.3.          No Impairment.  The contest will not materially impair the taking of any remedial action with respect to such claim, demand, levy or assessment required to protect against further damage to any of the Property or the Surrounding Property; and

8.4.          Adequate Resources.  Indemnitors demonstrate to Agent’s reasonable satisfaction that Indemnitors have the financial capability to undertake and pay for such contest and any remedial action then or thereafter necessary; and

8.5.          No Event of Default.  No Event of Default exists under the Indenture or any of the Collateral Documents.

9.        Waivers.  Indemnitors hereby waive and relinquish to the fullest extent now or hereafter not prohibited by applicable law:

9.1.          Marshalling.  Any right or claim of right to cause a marshalling of Indemnitors’ assets or of any security or to cause Agent to proceed against any of the collateral for the obligations secured by the Deed of Trust before proceeding under this Agreement against Indemnitors; and

9.2.          Notice.  Notice of the acceptance hereof, presentment, demand for payment, protest, notice of protest, and any and all notices of nonpayment, nonperformance, nonobservance or default.

10.       Cumulative Rights.  Agent’s rights under this Agreement shall be in addition to and not in limitation of all of the rights and remedies of Agent under the Indenture and the other Collateral Documents.  All rights and remedies of Agent shall be cumulative and may be exercised in such manner and combination as Agent may determine.

11.       No Impairment.  The liability of Indemnitors hereunder, unless applicable law otherwise so requires, shall in no way be limited or impaired by:

11.1.        Extensions.  Any extension of time for performance required by any of the Collateral Documents or the Indenture;

11.2.        Amendments.  Any amendment to or modification of any of the Collateral Documents or the Indenture;

11.3.        Transfer.  Any sale or assignment of any of the Securities or any interest therein or any sale or transfer of all or any part of the Property or any interest therein;

11.4.        Exculpatory Language.  Any exculpatory or nonrecourse or limited recourse provision in the Indenture, the Collateral Documents or the Securities limiting Agent’s recourse to any property or limiting Agent’s rights to a deficiency judgment against an Indemnitor or any other party;

11.5.        Inaccuracies.  The accuracy or inaccuracy of any of the representations or warranties made by or on behalf of Indemnitors under the Indenture or the Collateral Documents or otherwise;

11.6.        Release.  The release of an Indemnitor or of any other Person from performance or observance of any of the agreements, covenants, terms of conditions contained in the Indenture or any of the Collateral Documents (other than this Agreement), by operation of law, Agent’s voluntary act, or otherwise;

11.7.        Substitution.  The release or substitution in whole or in part of any collateral or security for any obligations described in the Indenture or any of the Collateral Documents;

11.8.        Failure to Perfect.  Agent’s failure to record the Deed of Trust or to file any UCC financing statements (or Agent’s improper recording or filing of any thereof or failure to continue same) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for any of the obligations described in the Indenture or any of the Collateral Documents; and

11.9.        Invalidity.  The invalidity or unenforceability of all or any portion of the Indenture or any of the Collateral Documents (other than this Agreement) as to an Indemnitor or as to any other Person.

12.       Delay Not Waiver.  No delay on Agent’s or Lender’s part in exercising any right, power or privilege hereunder or under the Indenture or any of the Collateral Documents shall operate as a waiver of any such privilege, power or right.  No waiver by Agent in any instance shall constitute a waiver in any other instance.

13.       Multiple Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original.  Each of the counterparts shall constitute but one in the same instrument and shall be binding upon each of the parties individually as fully and completely as if all had signed but one instrument.

14.       Notices.  Any notice or other communication in connection with this Agreement shall be in writing and shall be given in the manner and to the respective addresses provided for in the Indenture.

15.       No Oral Change.  No provision of this Agreement may be changed, waived, discharged or terminated orally, by telephone or by any other means except by an instrument in writing signed by the party against whom enforcement of the change, waiver or discharge or termination is sought.

16.       Parties Bound Benefit.  This Agreement shall be binding upon Indemnitors, their successors and assigns and shall be for the benefit of Agent and Holders.

17.       Partial Invalidity.  Each of the provisions hereof shall be enforceable against Indemnitors (jointly and severally) to the fullest extent now or hereafter permitted by law.  The invalidity or unenforceability of any provision hereof shall not limit the validity or enforceability of each other provision hereof, nor shall any invalidity or unenforceability as against any one Person limit validity or enforceability as against any other Person.

18.       Governing Law.  This Agreement shall be governed by and shall be construed and enforced in accordance with the internal laws of The Commonwealth of Massachusetts, without regard to conflicts of laws principles, except to the extent the laws of another jurisdiction necessarily applies because a portion of the Property is located in such jurisdiction.

19.       Survival.  The provisions of this Agreement shall continue in effect and shall survive (among other events) any payment and satisfaction of the obligations now or hereafter existing under the Credit Documents, any termination or discharge of the Deed of Trust, foreclosure, a deed-in-lieu transaction, or release of any collateral.

20.       Joint and Several Liability.  Notwithstanding anything to the contrary in this Agreement, Indenmitors shall be jointly and severally liable for the performance of all the provisions, covenants and obligations on the part of the Indemnitors contained in this Agreement.

(Signature Page Follows)

Indemnitors have duly signed and delivered this Agreement as of the date first above written.

THE DOE RUN RESOURCES CORPORATION

By:	/s/ M.K. Kaiser
Title: Executive Vice President

THE BUICK RESOURCE RECYCLING FACILITY, LLC

By:	/s/ M.K. Kaiser
Title: CFO

EXHIBIT A

Buick Resources Recycling Facility and Former Cominco Mill

[Attach Property Description — See Title Insurance Commitment Parcels 1,2,3 and 71A]

Commitment No.: #97762

SCHEDULE C	Owner’s Policy No.:

Loan Policy No.:

The land referred to in this commitment/policy is situated in the State of Missouri, County of Iron and is described as follows:

IRON COUNTY LAND, PARCELS 1-75

BUICK RECYCLING PLANT:

PARCEL 1:

A tract of land being part of Section 14, Township 34 North, Range 2 West of the Fifth Principal Meridian, Iron County, Missouri, described as follows:  Begin at the Southwest corner of Section 14, Township 34 North, Range 2 West found marked by a concrete post; then along and with the south line of Section 14;

THENCE South 88 degrees 48 minutes 56 seconds East for a distance of 1245.44 feet to a point on the centerline of the main tract of the Burlington Railroad; then along and with said centerline;

THENCE along a curve to the right having a radius of 1432.69 feet and an arc length of 216.01 feet, being subtended by a chord of North 26 degrees 26 minutes 13 seconds East for a distance of 215.80 feet to a point of tangent;

THENCE North 30 degrees 45 minutes 22 seconds East for a distance of 2965.44 feet to a spike, then leaving said railroad;

THENCE North 52 degrees 59 minutes 42 seconds West for a distance of 221.49 feet to a rebar pin;

THENCE North 00 degrees 38 minutes 24 seconds West for a distance of 652.48 feet to a rebar pin;

THENCE North 52 degrees 21 minutes 16 seconds West for a distance of 198.44 feet to a rebar pin;

THENCE North 88 degrees 15 minutes 03 seconds West for a distance of 508.27 feet to an iron rod;

THENCE North 89 degrees 22 minutes 47 seconds West for a distance of 336.15 feet to an iron rod;

THENCE North 00 degrees 01 minutes 11 seconds West for a distance of 334.23 feet to an iron rod;

THENCE North 89 degrees 39 minutes 52 seconds West for a distance of 1678.39 feet to an iron post found marking the northwest corner of the Southwest Quarter of the Northwest Quarter of Section 14, then along and with the west line of said section;

THENCE South 00 degrees 05 minutes 21 seconds East for a distance of 3986.02 feet to the point of beginning.  Said property contains 198.24 acres, more or less.

Rider attached to and forming a part of policy or commitment number:

Continuation of SCHEDULE

PARCEL 2:

ALSO, a tract of land being part of the South half of the Southwest Quarter of the Northeast Quarter of Section 14, Township 34 North, Range 2 West of the Fifth Principal Meridian, Iron County, Missouri, as described a follows:

Commence at a rebar pin set for the Northeast corner of the South Half of the Southwest Quarter of the Northeast Quarter of Section 14, Township 34 North, Range 2 West;

THENCE North 88 degrees 39 minutes 08 seconds West for a distance of 550.77 feet to a rebar pin;

THENCE South 05 degrees 21 minutes 09 seconds West for a distance of 102.14 feet to a 6” metal pipe set in concrete, being the TRUE POINT OF BEGINNING of the tract of land herein described;

THENCE South 81 degrees 34 minutes 48 seconds West for a distance of 146.39 feet to a rebar pin found set with metal cap;

THENCE South 08 degrees 34 minutes 12 seconds West for a distance of 164.63 feet to a rebar pin found set with metal cap;

THENCE South 42 degrees 24 minutes 51 seconds West for a distance of 360.71 feet to a rebar pin;

THENCE South 87 degrees 29 minutes 25 seconds East for a distance of 611.24 feet to a rebar pin;

THENCE North 40 degrees 26 minutes 19 seconds East for a distance of 204.53 feet to a rebar pin;

THENCE North 01 degrees 34 minutes 04 seconds West for a distance of 250.18 feet to a rebar pin;

THENCE North 84 degrees 17 minutes 51 seconds West for a distance of 223.31 feet to a 3” metal pipe set in concrete;

THENCE North 64 degrees 06 minutes 03 seconds West for a distance of 112.97 feet to the point of beginning.

Said property contains 5.46 acres, more or less.

PARCEL 3:

ALSO, a tract of land being part of Section 14, Township 34 North, Range 2 West of the Fifth Principal Meridian, Iron County, Missouri, as described as follows:

Begin at a rebar pin set on the north line of the Southwest Quarter of the Northeast Quarter of Section 14, Township 34 North, Range 2 West that is 407.30 feet North 88° 37’ 08” West from a drill steel pin found marking the northeast corner of said quarter-quarter section; thence South 23° 40’ 36” West 257.26 feet to a 6” metal pipe set in concrete for a fence corner; thence South 05° 21’ 09” West 527.16 feet to a 6” metal pipe set in concrete for a fence corner; thence leaving said fence South 81° 34’ 48” West 146.39 feet to a 5/8” rebar pin with aluminum cap set in a rockpile; thence South 08° 34’ 12’ West 164.63 feet to a 5/8” rebar with aluminum cap set flush with the ground; thence South 42° 24’ 51” West 400.50 feet to a 3” metal pipe set in concrete for a fence corner; thence North 82° 46’ 23” West 96.13 feet to a 6” metal pipe set in concrete for a fence corner; thence leaving said fenceline South 38° 01’ 23” West 623.09 feet to a 1/2” rebar pin set on the centerline of the main track of the Burlington Northern Railroad Company; thence along and with said centerline North 30° 45’ 22” East 621.83 feet to a spike set in a railroad tie; thence leaving said centerline North 52° 59’ 42” West 221.49 feet to 1/2” rebar pin found set;

2

Rider attached to and forming a part of policy or commitment number:

Continuation of SCHEDULE

thence North 00° 38’ 24” West 652.48 feet to a 1/2” rebar found set; thence North 52° 21’ 16” West 198.44 feet to a 1/2” rebar found set; thence North 88° 15’ 03” West 508.27 feet to a 1” iron rod found set; thence North 89° 22’ 47” West 336.15 feet to a 1” iron rod found set; thence North 00° 01’ 11” West 334.23 feet to a 1” iron rod found set; thence South 86° 59’ 21” East 1013.21 feet to a 1/2” rebar set for the northwest corner of the Southwest Quarter of the Northeast Quarter of Section 14; thence along and with the north line of said quarter-quarter section South 88° 37’ 07” East 927.18 feet to the point of beginning, containing 28.17 acres, more or less.

EXCEPTING any portion of the above described land that lies within the right-of-way of Highway “KK”.

CASTEEL MINE

PARCEL 4:

All of the Northwest Quarter of the Northeast Quarter of Section Eleven (11), Township Thirty-four (34) North, Range Two (2) West, containing 40 acres, more or less.

PARCEL 5:

Beginning at the central point of the Northeast Quarter of Section Eleven (11), Township Thirty-four (34) North, Range Two (2) West, running thence East 10 rods; thence South 16 rods; thence West 20 rods; thence North 16 rods; thence East 10 rods, to the point of beginning, containing 2 acres.

PARCEL 6:

All that part of the East Half of the Northeast Quarter of Section Eleven (11), Township Thirty-four (34) North, Range Two (2) West, more particularly described as follows:

Beginning at the Concrete Monument 1968 - L.S. 1114 at the Northeast corner of said Section 11; thence South 1° 18’ 47” East along the East line of said Section 11 a distance of 806.94 feet to a point on the north right-of-way line of Missouri State Highway 32; thence along said north right-of-way line as follows:  on the arc of a curve to the right which has a chord bearing South 45° 23’ 41” West 180.42 feet to a point; on the arc of a curve to the right, which has a chord bearing South 45° 33’ 49” West 176.11 feet, to a point; on the arc of a curve to the right, which has a chord bearing South 48° 05’ 19” West 35.44 feet, to a point; on the arc of a curve to the right, which has a chord bearing South 59° 05’ 04” West 203.69 feet, to a point; and thence South 63° 48’ 54” West 783.26 feet to a point; thence departing from said North right-of-way line North 1° 28’ 42” East 245.50 feet to an iron pin on the south line of the Northeast Quarter of the Northeast Quarter of said Section 11; thence North 88° 31’ 18” West along said South line of said Northeast Quarter of the Northeast Quarter, a distance of 165.00 feet to an iron pin at the Southwest corner thereof; thence North 1° 07’ 22” West along the west line of said Northeast Quarter of the Northeast Quarter a distance of 1319.25 fee to a BLM Monument at the Northwest corner thereof; and thence South 88° 21’ 22” East along the North line of said Northeast Quarter of the Northeast Quarter a distance of 1324.72 feet to the point of beginning, containing 37 acres, more or less.

3

Rider attached to and forming a part of policy or commitment number:

Continuation of SCHEDULE

MINE #28 AND CENTRAL SHOPS:
PARCEL 7:

All of the Northwest Quarter of the Northeast Quarter and the Northeast Quarter of the Northwest Quarter of Thirty-five (35), Township Thirty-five (35) North, Range Two (2) West, containing 80 acres, more or less EXCEPTING 8.33 acres in the Northwest Quarter of the Northeast Quarter and

4

Rider attached to and forming a part of policy or commitment number:   #97762

Continuation of SCHEDULE  “C”

ADDITIONAL LAND SURROUNDING BUICK SMELTER
PARCEL 71-A

I.  TRACT ONE.

Part of the Southeast Quarter of the Northwest Quarter and part of the Northeast Quarter of the Southwest Quarter of Section 11, Township 34 North, Range 2 West in Iron County, Missouri, described as follows:  Beginning at the center of said Section 11; thence North 0 degrees 56 minutes 24 seconds West 191.80 feet along the East line of said Southeast Quarter of the Northwest Quarter of Section 11; thence North 88 degrees 45 minutes West 350.00 feet; thence South 0 degrees 56 minutes 24 seconds East 457.98 feet to the North right of way of Missouri State Highway No. 32; thence North 73 degrees 55 minutes 25 seconds East 362.31 feet along said right of way of Missouri State Highway No. 32 to the East line of said Northeast Quarter of the Southwest Quarter of Section 11; thence North 0 degrees 56 minutes 24 seconds East 158.20 feet along said East line of the Northeast Quarter of the Southwest Quarter of Section 11 to the point of beginning, containing 3.24 acres, more or less.

Subject to mineral reservations contained in Deeds recorded in Book 330 page 773 and Book 330 page 775, Iron County land records.

TRACT TWO -A.

THE SURFACE RIGHTS ONLY to a tract of land being part of the South half of Section 10, and part of the Southwest quarter of Section 11, Township 34 North, Range 2 West of the Fifth Principal Meridian, Iron County, Missouri, described as follows:

Begin at a concrete monument found marking the Section Corner common to Sections 10, 11, 14 and 15, Township 34 North, Range 2 West, then along and with the South line of Section 10;

Thence North 89° 21’ 15” West for a distance of 3907.07 feet to the Southwest corner of the Southeast quarter of the Southwest quarter of Section 10, then along and with the West line of said quarter-quarter section;

Thence North 00° 08’ 14” West for a distance of 187.25 feet to a point on the South marginal right of way line of Missouri Route “32”, then along and with said right of way;

Thence North 66° 23’ 16” East for a distance of 453.58 feet to a point of curve;

Thence along a curve to the left having a radius of 1950.08 feet and an arc length of 279.60 feet, being subtended by a chord of North 62° 16’ 49” East for a distance of 279.36 feet to a point on curve that is 40 feet from the centerline of Route “32”;

Thence South 31° 49’ 38” East for a distance of 10.00 feet to a point on curve that is 50 feet from the centerline of Route “32”;

Thence along a curve to the left having a radius of 1960.08 feet and an arc length of 50.26 feet, being subtended by a chord of North 57° 26’ 18” East for a distance of 50.26 feet to a point on curve that is 50 feet from the centerline of Route “32”;

Thence North 33° 17’ 47” West for a distance of 10.00 feet to a point on curve that is 40 feet from the centerline of Route “32”;

Thence along a curve to the left having a radius of 1950.08 feet and an arc length of 89.60 feet, being subtended by a chord of North 55° 23’ 15” East for a distance of 89.59 feet to a point of tangent;

Thence North 54° 04’ 16” East for a distance of 400.40 feet to a point;

34-1

Rider attached to and forming a part of policy or commitment number:   #97762

Continuation of SCHEDULE  “C”

Thence South 35° 55’ 44” East for a distance of 5.00 feet to a point;

Thence North 54° 04’ 16” East for a distance of 20.00 feet to a point;

Thence North 35° 55’ 44” West for a distance of 5.00 feet to a point;

Thence North 54° 04’ 16” East for a distance of 166.94 feet to a point of curve;

Thence along a curve to the right having a radius of 1870.08 feet and an arc length of 478.71 feet, being subtended by a chord of North 61° 24’ 16” East for a distance of 477.40 feet to a point of tangent;

Thence North 68° 44’ 16” East for a distance of 433.86 feet to a point on the North line of the Southwest quarter of the Southeast quarter of Section 10, then leaving said Route “32” right of way along and with the North line of said quarter-quarter section;

Thence South 89° 07’ 36” East for a distance of 112.15 feet to a point being the Northwest corner of tract 4B described and recorded in Deed book 294, page 582;

Thence South 00° 06’ 09” West for a distance of 417.40 feet to the Southwest corner of said Tract 4B;

Thence South 89° 07’ 36” East for a distance of 417.40 feet to the Southeast corner of said Tract 4B;

Thence North 00° 06’ 09” East for a distance of 417.40 feet to the Southwest corner of the Northeast quarter of the Southeast quarter of Section 10, then along the South line of said quarter-quarter section;

Thence South 89° 07’ 36” East for a distance of 174.50 feet to the Southeast corner of Tract 4A described and recorded in Deed book 294, page 582;

Thence North 00° 04’ 21” East for a distance of 284.80 feet to a point on the South marginal right of way line of Missouri Route “32”, it being the Northeast corner of said Tract 4A, then along and with said right of way;

Thence South 68° 44’ 16” West for a distance of 187.20 feet to a point on the West line of the Northeast quarter of the Southeast quarter of Section 10, then leaving said right of way;

Thence North 00° 06’ 10” East for a distance of 1115.95 feet to the Northwest corner of said quarter-quarter section;

Thence South 88° 58’ 37” East for a distance of 1299.82 feet to an aluminum monument found marking the quarter corner common to Sections 10 and 11, then along and with the Section line;

Thence South 00° 06’ 03” West for a distance of 1326.81 feet to an iron post found marking the Northwest corner of the Southwest quarter of the southwest quarter of Section 11;

Thence South 88° 26’ 57” East for a distance of 1342.80 feet to a rebar pin found marking the Northeast corner of said quarter-quarter section, then along and with the West line of the Northeast quarter of the Southwest quarter of Section 11;

Thence North 00° 13’ 51” West for a distance of 946.43 feet to a point on the South marginal right of way line of Missouri Route “32”, then along and with said right of way line;

Thence North 85° 48’ 55” East for a distance of 149.69 feet to a concrete right of way post found marking a point of curve;

Thence along a curve to the right having a radius of 462.40 feet and an arc length of 156.21 feet, being subtended by a chord of South 84° 30’ 16” East for a distance of 155.47 feet to a point of tangent;

Thence South 74° 49’ 42” East for a distance of 70.93 feet to a point of curve;

34-2

Rider attached to and forming a part of policy or commitment number:   #97762

Continuation of SCHEDULE  “C”

Thence along a curve to the left having a radius of 927.91 feet and an arc length of 497.78 feet, being subtended by a chord of North 89° 48’ 13” East for a distance of 491.83 feet to a point of tangent;

Thence North 74° 26’ 07” East for a distance of 489.74 feet to a point on the North-South centerline of Section 11, then leaving said Route “32” right, of way;

Thence South 00° 29’ 24” East for a distance of 2414.43 feet to an iron post found marking the quarter corner common to Sections 11 and 14, Township 34 North, Range 2 West;

Thence North 88° 31’ 46” West for a distance of 1348.06 feet to a BLM monument found marking the Southwest corner of the Southeast quarter of the Southwest quarter of Section 11;

Thence North 88° 28’ 42” West for a distance of 1347.87 feet to the point of beginning.

Together with and subject to covenants, easements, and restrictions of record.

Said property contains 238.40 acres, more or less.

TRACT TWO B.

THE SURFACE RIGHTS ONLY to a tract of land being all of the North half of the Northwest quarter of the Northeast quarter of Section 14, Township 34 North, Range 2 West of the Fifth Principal Meridian, Iron County, Missouri, described more particularly as follows:

Begin at an iron post found marking quarter corner common to Sections 11 and 14, Township 34 North, Range 2 West, it also being the Northwest corner of the Tract of land herein described, then along and with the North line of Section 14;

Thence South 88° 32’ 18” East for a distance of 1338.64 feet to a BLM monument found marking the Northeast corner of the herein described Tract of land, then leaving the North line of Section 14;

Thence South 00° 18’ 06” West for a distance of 661.68 feet to the Southeast corner of the North half of the Northwest quarter of the Northeast quarter of Section 14;

Thence North 88° 34’ 43” West for a distance of 1336.55 feet to the Southwest corner of said North half;

Thence North 00° 07’ 23” East for a distance of 662.66 feet to the point of beginning.

Together with and subject to covenants, easements, and restrictions of record.

Said property containing 20.33 acres, more or less.

TRACT TWO-C

TOWNSHIP THIRTY-FOUR NORTH, RANGE TWO WEST, FIFTH

FIFTH PRINCIPAL MERIDIAN

SECTION FOURTEEN

THE SURFACE RIGHTS ONLY to part of the Northeast quarter of the Southwest quarter described as follows:  Beginning at the Southeast corner of said Northeast quarter of the Southwest quarter; thence North 00° 07’ 23” East a distance of 1088.42 feet along the East line of said Northeast quarter of the Southwest quarter; thence South 38° 01’ 23” West a distance of 228.70 feet to the centerline of the main track of the Burlington Northern Railroad; thence South 30° 45’ 22” West a distance of 1039.01 feet along said centerline of the main track of the Burlington Northern Railroad to the South line of said Northeast quarter of the Southwest quarter; thence South 88° 41’ 05” East a distance of 670.05 feet along said South line of the Northeast quarter of the Southwest quarter to the point of beginning, containing 8.71 acres, more or less.

34-3

Rider attached to and forming a part of policy or commitment number:   #97762

Continuation of SCHEDULE  “C”

The South half of the Southeast quarter of the Southeast quarter of the Southwest quarter, containing 5.10 acres, more or less.

Part of the Southeast quarter of the Southwest quarter of the Southwest quarter described as follows:  Beginning at the Southeast corner of said Southeast quarter of the Southwest quarter of the Southwest quarter; thence North 88° 48’ 56” West a distance of 92.55 feet along the South line of said Southeast quarter of the Southwest quarter of the Southwest quarter to the centerline of the main track of the Burlington Northern Railroad; thence along a curve to the right of said centerline of the main track of the Burlington Northern Railroad, having a radius of 1432.69 feet and an arc of 209.62 feet, being subtended by a chord of North 26° 18’ 08” East a distance of 209.07 feet, to the East line of said Southeast quarter of the Southwest quarter of the Southwest quarter; thence South 00° 02’ 08” West a distance of 189.35 feet along said East line of the Southeast quarter of the Southwest quarter of the Southwest quarter to the point of beginning, containing 0.21 acre, more or less.

Section 14 containing an aggregate of 14.02 acres, more or less.

SECTION TWENTY-THREE

Starting at a concrete monument marking the common corner of Sections 14, 15, 22 and 23; thence South 88° 48’ 56” East a distance of 227.84 feet to the West right of way line of Missouri Route “KK”, the point of beginning of the tract being described; thence leaving said right of way of Missouri Route “KK” South 88° 48’ 56” East a distance of 2448.18 feet along the North line of said Section 23 to a concrete monument marking the Quarter corner common to Sections 14 and 23, Township 34 North, Range 2 West; thence South 00° 27’ 25” West a distance of 5316.35 feet to a concrete monument marking the Quarter corner common to Sections 23 and 26, Township 34 North, Range 2 West; thence North 88° 46’ 03” West a distance of 401.35 feet along the South line of said Section 23 to said West right of way of Missouri Route “KK”; thence, following along said right of way of Missouri Route “KK”, along a curve to the right having a radius of 985.40 feet and an arc length of 315.47 feet, subtended by a chord of North 10° 48’ 41” West a distance of 314.12 feet to a Point of Tangent; thence North 01° 38’ 24” West a distance of 621.90 feet to a Point of Curve; thence along a curve to the left having a radius of 692.94 feet and an arc length of 191.93 feet, being subtended by a chord of North 10° 01’ 39” West a distance of 19.1.31 feet to a Point of Tangent; thence North 17° 30’ 27” West a distance of 251.56 feet to a Point of Curve; thence along a curve to the right having a radius of 603.70 feet and an arc length of 148.37 feet being subtended by a chord of North 10° 28’ 00” West a distance of 148.00 feet to a Point on Curve that is 30 feet from the centerline of Missouri Route “KK”; thence South 86° 34’ 27” West a distance of 36.00 feet to a Point on Curve that is 66 feet from the centerline of Missouri Route “KK”; thence along a curve to the right having a radius of 639.70 feet and an arc length of 162.57 feet being subtended by a chord of North 03° 51’ 17” East a distance of 162.14 feet to a Point of Tangent; thence North 12° 33’ 23” East a distance of 270.40 feet to a Point of Curve; thence along a curve to the left having a radius of 1462.16 feet and an arc length of 77.69 feet, being subtended by a chord of North 09° 55’ 55” East a distance of 77.68 feet to a Point on Curve that is 66.00 feet from the centerline of Missouri Route “KK”; thence South 88° 43’ 25” East a distance of 16.12 feet to a Point on Curve that is 50 feet from the centerline of Missouri Route “KK”; thence along a curve to the left having a radius of 1478.16 feet and an arc length of 681.90 feet, being subtended by a chord of North 04° 53’ 00”

34-4

Rider attached to and forming a part of policy or commitment number:   #97762

Continuation of SCHEDULE  “C”

West a distance of 675.87 feet to a Point on Curve that is 50 feet from the centerline of Missouri Route “KK”; thence South 88° 07’ 04” West a distance of 16.67 feet to a Point on Curve that is 66 feet from the centerline of Missouri Route “KK”; thence along a curve to the left having a radius of 1462.16 feet and an arc length of 412.59 feet, being subtended by a chord of North 26° 21’ 55” West a distance of 411.22 feet to a Point of Tangent; thence North 34° 07’ 03” West a distance of 164.40 feet to a point that is 66 feet from the centerline of Missouri Route “KK”; thence South 55° 52’ 57” West a distance of 34.00 feet to a point that is 100 feet from the centerline of Missouri Route “KK; thence North 34° 07’ 03” West a distance of 312.21 feet to a Point of Curve; thence along a curve to the left having a radius 1332.69 feet and an arc length of 34.92 feet, being subtended by a chord of North 35° 20’ 49” West a distance of 34.92 feet to a Point on Curve that is 100 feet from the centerline of Missouri Route “KK”; thence North 53° 54’ East a distance of 34.00 feet to a Point on Curve that is 66 feet from the centerline of Missouri Route “KK”; thence along a curve to the left having a radius of 1366.69 feet and an arc length of 243.35 feet, being subtended by a chord of North 41° 12’ 02” West a distance of 243.03 feet to a Point of Tangent; thence North 46° 18’ 05” West a distance of 298.70 feet to a Point of Curve; thence along a curve to the right having a radius of 830.49 feet and an arc length of 188.43 feet, being subtended by a chord of North 39° 48’ 05” West a distance of 188.03 feet to a Point of Tangent; thence North 33° 18’ 05” West a distance of 272.90 feet to a point that is 66 feet from the centerline of Missouri Route “KK”; thence North 56° 41’ 55” East a distance of 36.00 feet to a point that is 30 feet from the centerline of Missouri Route “KK”; thence North 33° 18’ 05” West a distance of 290.90 feet to a Point of Curve; thence along a curve to the right having a radius of 666.62 feet and an arc length of 166.57 feet, being subtended by a chord of North 26° 08’ 35” West a distance of 166.14 feet to a Point of Tangent; thence South 71° 00’ 55” West a distance of 36.00 feet to a point that is 66 feet from the centerline of Missouri Route “KK”; thence North 18° 59’ 05” West a distance of 300.90 feet to a Point of Curve; thence along a curve to the left having a radius of 411.46 feet and an arc length of 181.56 feet, being subtended by a chord of North 31° 16’ 28” West a distance of 180.09 feet to a Point of Tangent; thence North 44° 13’ 48” West a distance of 179.25 feet to a Point of Curve; thence along a curve to the right having a radius of 543.46 feet and an arc length of 149.55 feet, being subtended by a chord of North 36° 27’ 32” West a distance of 149.08 feet to a Point of Tangent; thence North 28° 29’ 52” West a distance of 44.99 feet to the point of beginning.

Section 23 containing 127.27 acres, more or less.

Together with and subject to covenants, easements, and restrictions of record.

EXCEPTING AND EXCLUDING all tailings all currently located on the above described Parcel Two-C.

TRACT TWO-D.

THE SURFACE RIGHTS ONLY to real property located in Iron County, Missouri, described as follows:

TOWNSHIP 34 NORTH, RANGE 2 WEST, FIFTH P.M.

SECTION 13:

The West half of the Southeast quarter containing 80.93 acres, more or less.

The Southwest quarter containing 161.76 acres, more or less.

The West half of the Northwest quarter containing 81.05 acres, more or less.

34-5

Rider attached to and forming a part of policy or commitment number:   #97762

Continuation of SCHEDULE  “C”

The West half of the-Southeast quarter of Northwest quarter containing 20.25 acres, more or less.

TOWNSHIP 34 NORTH, RANGE 2 WEST, FIFTH P.M.

SECTION 14:

The East half of the Northeast quarter containing 81.55 acres, more or less.

The East half of the Southeast quarter containing 81.55 acres, more or less.

The South Three-Quarters of the West half of the Southeast quarter containing 61.15 acres.

Part of the Southwest quarter of the Northeast quarter and part of the North half of the Northwest quarter of the Southeast quarter, all in Section 14, Township 34 North, Range 2 West of the Fifth Principal Meridian in Iron County, Missouri, described as follows:  Beginning at the Northeast corner of said Southwest quarter of the Northeast quarter of Section 14; thence North 88° 37’ 07” West 407.30 feet along the North line of said Southwest quarter of the Northeast quarter of Section 14; thence South 23° 40’ 36” West 257.26 feet; thence South 05° 21’ 09” West 527.16 feet; thence South 64° 06’ 03” East 112.97 feet; thence South 84° 17’ 51” East 223.31 feet; thence South 01° 34’ 04” East 250.18 feet; thence South 40° 26’ 19” West 204.53 feet; thence North 87° 29’ 25” West 611.24 feet; thence South 42° 24’ 51” West 39.79 feet; thence North 82° 46’ 23” West 96.13 feet; thence South 38° 01’ 23” West 394.39 feet to the West line of said North half of the Northwest quarter of the Southeast quarter of Section 14; thence South 00° 07’ 23” West 427.06 feet to the Southwest corner of said North half of the Northwest quarter of the Southeast quarter of Section 14; thence South 88° 43’ 52” East 1338.15 feet to the Southeast corner of said North half of the Northwest quarter of the Southeast quarter of Section 14; thence North 00° 07’ 47” East 662.00 feet to the Northeast corner of said North half of the Northwest quarter of the Southeast quarter of Section 14; thence North 00° 02’ 30” West 1323.86 feet to the Northeast corner of said Southwest quarter of the Northeast quarter of Section 14, the point of beginning of the described tract, containing 34.25 acres, more or less.

TOWNSHIP 34 NORTH, RANGE 2 WEST, FIFTH P.M.

SECTION 23:

The North half of the Northeast quarter containing 82.2 acres, more or less.

TOWNSHIP 34 NORTH, RANGE 2 WEST, FIFTH P.M.

SECTION 24:

The North half of Northwest quarter containing 81.8 acres, more or less.

LESS AND EXCEPTING THE SURFACE THE SURFACE RIGHTS ONLY TO A TRACT OF LAND BEING PART OF SECTIONS 13, 14, 23 and 24, TOWNSHIP 34 NORTH, RANGE 2 WEST OF THE FIFTH PRINCIPAL MERIDIAN, IRON COUNTY, MISSOURI, DESCRIBED AS FOLLOWS:

34-6

Rider attached to and forming a part of policy or commitment number:   #97762

Continuation of SCHEDULE  “C”

SECTION THIRTEEN

The Southwest Quarter of the Northwest Quarter of the Northwest Quarter of the Northwest Quarter, The West half of the Southeast Quarter of the Northwest Quarter of the Northwest Quarter of the Northwest Quarter, The West half of the Southwest Quarter of the Northwest Quarter of the Northwest Quarter, The West half of the East half of the Southwest Quarter of the Northwest Quarter of the Northwest Quarter, The Northwest Quarter of the Northwest Quarter of the Southwest Quarter of the Northwest Quarter, The West half of the Northeast Quarter of the Northwest Quarter of the Southwest Quarter of the Northwest Quarter, The South Three-Quarters of the Southwest Quarter of the Northwest Quarter, The South Three-Quarters of the West half of the West half of the Southeast Quarter of the Northwest Quarter, The West half of the Southwest Quarter, The Southeast Quarter of the Southwest Quarter, The West half of the West half of the Northeast Quarter of the Southwest Quarter, The South Three Quarters of the East half of the West half of the Northeast Quarter of the Southwest Quarter, The South half of the Southeast Quarter of the Northeast Quarter of the Southwest Quarter, The Southwest Quarter of the Southwest Quarter of the Northwest Quarter of the Southeast Quarter, The West half of the Northwest Quarter of the Southwest Quarter of the Southeast Quarter, The Southwest Quarter of the Southwest Quarter of the Southeast Quarter, The West half of the Southeast Quarter of the Southwest Quarter of the Southeast Quarter.  Containing 217.6 acres, more or less.

SECTION FOURTEEN:

The Southeast Quarter of the Northeast Quarter of the Northeast Quarter, The East half of the East half of the Southwest Quarter of the Northeast Quarter of the Northeast Quarter, The South half of the Southeast Quarter of the Northeast Quarter, The Northeast Quarter of the Southeast Quarter of the Northeast Quarter, The South half of the Northwest Quarter of the Southeast Quarter of the Northeast Quarter, The East half of the Northeast Quarter of the Northwest Quarter of the Southeast Quarter of the Northeast Quarter, The Northeast Quarter of the Northeast Quarter of the Northeast Quarter of the Southeast Quarter, The Northeast Quarter of the Southeast Quarter of the Southwest Quarter, The North half of the Southeast Quarter of the Southeast Quarter of the Southwest Quarter, All that part of the West half of the Southeast Quarter of the Southwest Quarter laying East of the railroad right of way, The Southwest Quarter of the Southeast Quarter, The Southeast Quarter of the Southeast Quarter.  Containing 156.3 acres, more or less.

EXCEPT that part of the Southeast Quarter described as follows:  Beginning at the Southwest corner of said Southeast Quarter; thence North 00 degrees 07 minutes 23 seconds East 400.00 feet along the West line of said Southeast Quarter; thence South 88 degrees 52 minutes 02 seconds East 1527.17 feet; thence South 63 degrees 09 minutes 24 seconds East 432.26 feet; thence South 00 degrees 56 minutes 46 seconds West 148.19 feet; thence South 41 degrees 00 minutes 11 seconds West 83.68 feet to the South line of said Southeast Quarter; thence North 88 degrees 52 minutes 03 seconds West 1856.43 feet to the point of beginning, containing 16.7 acres, more or less.

Containing an aggregate 139.6 acres, more or less.

34-7

Rider attached to and forming a part of policy or commitment number:   #97762

Continuation of SCHEDULE  “C”

SECTION TWENTY-THREE

The Northeast Quarter of the Northeast Quarter, The East half of the Northwest Quarter of the Northeast Quarter.

EXCEPT part of the Northwest Quarter of the Northeast Quarter described as follows:  Beginning at the Northeast corner of said Northwest Quarter of the Northeast Quarter; thence South 63 degrees 22 minutes 08 seconds West 750.71 feet; thence North 00 degrees 22 minutes 20 seconds East 349.73 feet to the North line of said Northwest Quarter of the Northeast Quarter; thence South 88 degrees 52 minutes 03 seconds East 668.93 feet, along said North line of the Northwest Quarter of the Northeast Quarter to the point of beginning, containing 2.7 acres, more or less.

Containing an aggregate of 57.3 acres, more or less.

SECTION TWENTY-FOUR

The Northwest Quarter of the Northwest Quarter, The North Three-Quarters of the Northeast Quarter of the Northwest Quarter, The Southwest Quarter of the Southwest Quarter of the Northeast Quarter of the Northwest Quarter, The Northwest Quarter of the Northwest Quarter of the Northeast Quarter, The West half of the Northeast Quarter of the Northwest Quarter of the Northeast Quarter, The North half of the Southwest Quarter of the Northwest Quarter of the Northeast Quarter.  Containing 92.5 acres, more or less.

FURTHER EXCEPTING AND NOT INTENDED TO BE CONVEYED, all tailings currently located on the above described Parcel Two-D.

III.  PARCEL THREE Parcel Three being a portion of the same property as conveyed by General Warranty Deed dated 31 October 1986 from Homestake Lead Company of Missouri to the Doe Run Company, recorded in Book 294 page 582, Iron County land records.

A.      TRACT I:

TOWNSHIP THIRTY-FOUR NORTH, RANGE TWO WEST, 5th P.M.

SECTION FOURTEEN

Northwest Quarter Northwest Quarter Southeast Quarter Northwest Quarter;

South Half ‘Northwest Quarter Southeast Quarter Northwest Quarter;

Southwest Quarter Southeast Quarter Northwest Quarter;

West Half Northeast Quarter Southwest Quarter;

West Half Northeast Quarter Northeast Quarter Southwest Quarter;

West Half Southeast Quarter Northeast Quarter Southwest Quarter;

North Half Northwest Quarter Southeast Quarter Southwest Quarter;

34-8

Rider attached to and forming a part of policy or commitment number:   #97762

Continuation of SCHEDULE  “C”

Southwest Quarter Northwest Quarter Southeast Quarter Southwest Quarter;

North Half Southwest Quarter Southwest Quarter;

Northwest Quarter Southwest Quarter;

Southwest Quarter Northwest Quarter.

SAVE AND EXCEPT:  A parcel of land being part of the Northeast Quarter of the Southwest Quarter of Section 14, in Township 34 North, Range 2 West, described as follows:  Beginning at an iron rod 1294.67 feet North of and 2348.92 feet East of the Southwest corner of said Section 14; thence North 0° 06’ 39” West 565.60 feet to the centerline of the main track of the Lead Branch spur of the ST. LOUIS-SAN-FRANCISCO RAILWAY:  THENCE ALONG SAID CENTERLINE South 30° 45’ 22” West 653.80 feet; thence South 89° 21’ 33” East 335.46 feet to the point of beginning, containing 2.177 acres.

B. TRACT 2:

1.  South Half of the Southwest Quarter of the Southwest Quarter of Section 14, Township 34 North, Range 2 West; together with the reversionary interest of the Homestake Lead Company of Missouri in a strip of land 132 feet wide and being 66 feet on each side, of the centerline of State Highway J, on, over and across the above described property, said strip presently being used as an easement by the State Highway Commission of Missouri, and said easement having been granted to the State Highway Commission of Missouri, by Willard and Wanda Mathes in the year 1965, by deed dated November 5, 1965, and recorded November 30, 1965, wherein said Homestake Lead Company reserved the aforesaid reversionary interest; and all strips and gores adjacent to or adjoining the above lands and any of them then held by them in open, notorious and adverse possession to all others; EXCEPTING ONLY, minerals of every kind and nature, including but not restricted to, oil, gas and related, hydrocarbons.

2.  SAVE AND EXCEPT:

TRACT A:

A parcel of land being part of the Southwest Quarter of the Southwest Quarter of Section 14, in Township 34 North, Range 2 West, described as follows:  Beginning at a point on the centerline of the main track of the Lead Branch spur of the ST. LOUIS-SAN FRANCISCO RAILWAY, said point being 1227.52 feet South 88° 56’ 16” East from the Southwest corner of said Section 14; thence South 88° 56’ 16” East 119.87 feet to an iron rod, being the Southeast corner of said Southwest Quarter of the Southwest Quarter; thence North 0°, 20’ 14” West 201.64 feet to the centerline of said railroad tack; thence along said centerline South 30° 45’ 22” West 232.05 feet to the point of beginning, containing 0.277 acre.

TRACT B:

A parcel of land being part of the Southeast Quarter of the Southwest Quarter of Section 14, in Township 34 North, Range 2 West, described as follows:  Beginning at an iron rod 636.72 feet North of and 1678.71 feet East of the Southwest corner of said Section 14; thence North 0° 00’ 37” West 99.10 feet to the centerline of the main track of the Lead Branch spur of the ST. LOUIS-SAN FRANCISCO RAILWAY; thence along said centerline South 30° 45’ 22”

34-9

Rider attached to and forming a part of policy or commitment number:   #97762

Continuation of SCHEDULE  “C”

West 114.13 feet; thence South 88° 59’ 27” East 58.39 feet to the point of beginning, containing 0.066 acre.

TRACT C:

A parcel of land being part of the Southeast Quarter of the Southwest Quarter of Section 14, in Township 34 North, Range 2 West, described as follows:  Beginning, at a point 963.27 feet North of and 2015.11 feet East of the Southwest corner of said Section 14; thence North 0° 23’ 29” West 334.07 feet to the centerline of the main track of the Lead Branch spur of the ST. LOUIS-SAN FRANCISCO RAILWAY:  thence along said centerline South 30° 45’ 22” West 384.49 feet; thence South 88° 57’ 4” East 198.94 feet to the point of beginning, containing 0.762 acre.

TRACT 5 (Tracts 3 and 4 are not intended to be included in this Instrument and are omitted intentionally).

1.   5A:

A parcel of land being part of the Southeast Quarter of the Southwest Quarter of Section 14, in Township 34 North, Range 2 West, described as follows:  Beginning at the Northwest corner of the Southwest Quarter of said Southeast Quarter of the Southwest Quarter, said Northwest corner being 642.63 feet North of and 1343.20 feet East of the Southwest corner of said Section 14; thence South 0° 20’ 14” East 465.98 feet to the centerline of the main track of the Lead Branch Spur of the ST. LOUIS-SAN FRANCISCO RAILWAY:  thence along said centerline North 30° 45’ 22” East 536.56 feet to a point; thence North 88° 59’ 27” West 277.17 feet to the point of beginning, containing 1.482 acres.

2.   5B:

A parcel of land being part of the Southeast Quarter of the Southwest Quarter of Section 14, Township 34 North, Range 2 West, described as follows:  Beginning at a point 969.43 feet North of and 1678.65 feet East of the Southwest corner of said Section 14; thence South 0° 00’ 37” East 232.71 feet to the centerline of the main track of the Lead Branch spur of the ST. LOUIS-SAN FRANCISCO RAILWAY:  THENCE ALONG SAID CENTERLINE North 30° 45’ 22” East 268.91 feet; thence North 88° 57’ 04” West 137.58 feet to the point of beginning, containing 0.368 acre.

3.   5C:

A tract of land being part of the Southeast Quarter of the Northwest Quarter, part of the Northeast Quarter of the Southwest Quarter and part of the Northwest Quarter of the Southeast Quarter, all in Section 14, Township 34 North, Range 2 West, described as follows:  Beginning at an iron rod being the center one-quarter corner of said Section 14; thence North 45° 04’ 17” West 476.89 feet to a point; thence North 89° 21’ 38” West 335.05 feet; thence South 0° 13’ 30” East 333.55 feet to a point in a lake; thence South 89° 21’ 38” East 335.05 feet to an iron rod; thence South 0° 06’ 39” East 773.25 feet to the centerline of the main track of the Lead Branch spur of the ST. LOUIS-SAN FRANCISCO RAILWAY:  thence along said centerline North 30° 45’ 22” East 806.06 feet to a point; thence, North 45° 04’ 17” West 109.51 feet to the point of beginning, containing 7.818 acres.

34-10

Rider attached to and forming a part of policy or commitment number:   #97762

Continuation of SCHEDULE  “C”

SAVE AND EXCEPT the following reservations:

a.       There is hereby reserved unto Homestake Lead Company of Missouri, jointly, their successors and assigns, all of the oil, gas, coal, hydrocarbons, lead, zinc and all other minerals of every description, kind and character, wherever situate, that may be produced from the above described property, together with the right of ingress and egress at all times for the purpose of mining, drilling, exploring, operating and developing said lands for such minerals, and removing the same therefrom.

b.      There is hereby reserved unto Homestake Lead Company of Missouri, individually and jointly, their successors and assigns, the free and uninterrupted use, liberty and. easement of passing in and along the presently existing roadway (s) located on Tract 3 (3 (above), which road parallel the Frisco Railroad on the West side of said railroad, and also in and along, any roads on any of said tracts which presently exist or that are constructed by The Doe Run Company in the future.  However, it is expressly understood that Homestake Lead Company use of such road (s) shall be for the purpose of mining and hauling ore, ore concentrates and other mine materials, and for other operations appurtenant thereto.

D.  TRACT 9 (Tracts 6, 7 and 8 are not included in this Instrument and are omitted intentionally.)

1.      A portion of Section 14, Township 34 North, Range 2 West, 5th Principal Meridian, described as follows:

a.       The South half of the Northwest Quarter of the Northeast Quarter;

b.       The North half of the Northwest Quarter, Containing 100 acres, more or less.

2.      A portion of Section 15, Township 34 North, Range 2 West, 5th Principal Meridian, described as follows:  All that part lying North and East of Highway KK.

Containing 358 acres, more or less.

EXCEPTING and RESERVING to the United States of America and its assigns all oil, gas, coal and other minerals, together with the usual mining rights, powers and privileges, including the right, at any and all times, to enter upon the lands and use such parts of the surface as may be necessary in prospecting for, mining, saving and removing said oil, gas, coal and other minerals.

D.      Tract 10.

1.  A tract of land being part of the Northwest Quarter, part of the Northeast Quarter, and part of the Southeast Quarter of Section 14, Township 34 North, Range 2 West, Iron County, Missouri, described as follows:  Begin at an iron rod that is the Southeast corner of the Northwest Quarter of Section 14; thence South 45° 04’ 17” East 109.51 feet to the centerline of the main track of the lead branch spur of the Burlington Northern Railroad; thence along said centerline North 30° 45’ 36” East 189.46 feet to a point; thence North 52° 59’ 42” West 221.49 feet to a point; thence North 0° 38’ 24” West 652.48 feet to a point; thence North 52° 21’ 16” West 198.44 feet to a point; thence North 88° 15’ 03” West 508.27 feet to an iron pin; thence South 0° 13’ 07” East 666.95 feet to an iron pin; thence South 89° 21’ 38” East 335.05 feet to an iron pin; thence South 45° 04’ 17” East 476.89 feet to the point of beginning, containing 11.84 acres, more or less.

34-11

Rider attached to and forming a part of policy or commitment number:   #97762

Continuation of SCHEDULE  “C”

SAVE AND EXCEPT the following reservations:

There is hereby reserved unto Grantors, jointly, their successors and assigns, all of the oil, gas, coal, hydrocarbons, lead, zinc and all other minerals of every description, kind and character, wherever situate, that may be produced from the above described property, together with the right of ingress and egress at all times for the purpose of mining, drilling, exploring, operating and developing said lands for such minerals, and removing same therefrom.

34-12

SCHEDULE I

Buick Permits

Name of Permit	Issuing Agency	Description
Missouri State Operating Permit Permit No. MO-0000337	Missouri Department of Natural Resources, Missouri Clean Water Commission

Permit for water treatment and discharge.  Industrial process wastewater, process stormwater, and primary treated sanitary wastewater is treated in a wastewater plant with a design capacity of 950,000 gallons per day.

Resource Recovery Facility Certification Certification No. RR0344	Missouri Department of Natural Resources, Hazardous Waste Program	Certification for processing of wastes listed in the approved application.

Metallic Minerals Waste Management Permit Permit No. MM-002	Missouri Department of Natural Resources, Division of Environmental Quality	Permit for metallic minerals waste management activities and site closure provisions.

Part I Permit, Hazardous Waste Management Facility Permit No. MOD 059 200 089	Missouri Department of Natural Resources, Office of the Director	Permit for container storage of batteries, battery components, and lead bearing dust/sludge. Management of lead bearing wastes in a drum shredder.

Title V Operating Permit Application Pending	Missouri Department of Natural Resources, Air Pollution Control Program	Clean Air Act Operating Permit for Buick Resource Recycling Division. Encompasses all prior air permits and permits to construct.

Permit to Construct Permit No. 0989-003	Missouri Department of Natural Resources, Office of the Director	Permission to construct a secondary lead operation.

Permit to Construct Permit No. 0997-006	Missouri Department of Natural Resources, Missouri Air Conservation Commission	Permit for installation of a “sweat” (metal reclamation) furnace, mold pouring, and material screening process.

Permit to Construct Permit No. 0297-015	Missouri Department of Natural Resources, Missouri Air Conservation Commission	Permit of installation of a slag treatment system consisting of a hopper, blender, material silo and two conveyors.

Permit to Construct Permit No. 1093-010	Missouri Department of Natural Resources, Missouri Air Conservation Commission	Permit for LPG burner to flame skim lead bar surfaces.

Permit Construct Permit No. 1095-009	Missouri Department of Natural Resources, Missouri Air Conservation Commission	Permit for installation of a baghouse dust agglomeration furnace with associated screw conveyors and surge bin.

Name of Permit	Issuing Agency	Description
Permit to Construct Permit No. 1093-003	Missouri Department of Natural Resources, Missouri Air Conservation Commission	Permit for a metal reclamation furnace with fugitive dust capture hoods. The system includes afterburner control and exhausts to main baghouse collector.

Permit to Construct Permit No. 0693-103	Missouri Department of Natural Resources, Missouri Air Conservation Commission	Permit for a new source operation equipped with hoods and an afterburner.

Prevention of Significant Deterioration (“PSD”) application dated October 17, 2001. Application Pending	Missouri Department of Natural Resources, Air Pollution Control Program	Permit for increased production for an overall lead production limit of 200,000 tons/year.

Clean Air Act § 122(j) MACT Part 1 Application Project No. 2002-05-071 Application Pending	Missouri Department of Natural Resources, Air Pollution Control Program	MACT permit for propane fired boiler.

Variance from production limits established in 10 CSR 10- 6.120(2)(C) Table IV	Missouri Department of Natural Resources, Air Pollution Control Program	Variance from existing production limits to better utilize furnace capacity.

Public Drinking Water Supply Permit No. 4180635	Missouri Department of Natural Resources, – Public Drinking Water Program	Approval for a non-community water system to dispense to public.

SCHEDULE II

Warranties and Representations-Carveouts

1.1                                 No Hazardous Materials at Property.  Except for the following:  (1) To the extent that they are not considered Hazardous Materials used in the ordinary course of Indemnitors’ business, Hazardous Materials originating in feed materials or otherwise used at the Property, including lead, have been and are being generated, stored, transported, utilized, disposed of, released into the air, water, or soil, or located on or about the Property; and (2) Hazardous Materials generated, stored, transported, utilized, disposed of, released, or located on or about the Property by prior owners of the Property.

1.2                                 No Violations Claimed re Property or Indemnitors.  Except for the following:  (1) A notice of violation of the Secondary Lead MACT requirements for fugitive emissions which has been resolved by a settlement agreement with the State of Missouri dated March 31, 2000 which establishes a compliance schedule whereby the Borrower will have functioning by May 1, 2003, certain emission control equipment; and (2) Violation of OSHA PEL standard for lead, which situation is addressed by a Petition for Modification of Abatement approved by OSHA.

1.3                                 No Liability to Governmental Authorities.  Except for the following:  (1) Although not notified of any such liability by Governmental Authorities, there may be liability to Governmental Authorities under CERCLA due to releases of hazardous substances from the Property.

1.4                                 No Lien on Property.  None.

1.5                                 No Enforcement Actions.  None.

1.6                                 No Knowledge of Violations re Surrounding Property.  Except for the following:  (1) In the course of the review by Governmental Authorities of the Corrective Measures Study submitted under requirements of the Hazardous Waste permit for the Buick facility currently held by the Borrower, Governmental Authorities’ personnel have indicated that they may require an assessment of potential releases of hazardous substances from the Property to Surrounding Property.